Exhibit (c)(13)

Confidential information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to this omitted information.

 PRIVATE AND CONFIDENTIAL June 29, 2016 Presentation to the Special Committee Project Galaxy

Disclaimer Project Galaxy PRIVATE AND CONFIDENTIAL The accompanying materials were compiled on a confidential basis by Raine Securities LLC (“Raine”) for the use and benefit of the Special Committee of the Board of Directors (the “Special Committee”) of Saturn (together with its subsidiaries, the “Company”), in its capacity as such, solely in connection with the Special Committee’s evaluation of the potential transaction referred to herein. Neither Raine nor any of its affiliates, nor any of their respective officers, directors, employees, advisors, agents or representatives, represents or warrants as to the accuracy or completeness of any of the materials set forth herein. Nothing contained in the accompanying materials is, or shall be relied upon as, a promise or representation as to the past, present or future. It should be understood that these materials, including any valuations and/or estimates or projections contained or referred to herein, were prepared or derived from information supplied by or at the request of Saturn or derived from public sources, without any independent verification by Raine. This information, including any valuations, estimates or projections, involves numerous and significant assumptions and subjective determinations by Saturn and other sources, which may or may not be correct. Raine assumes no responsibility for independent verification of such information and has relied on such information being complete and accurate in all material respects. Accordingly, no representation or warranty, express or implied, can be made or is made by Raine as to the accuracy or completeness of any such information or the achievability of any such valuations and/or estimates or projections. To the extent such information includes any estimates or projections of future financial performance, Raine has assumed that such estimates or projections have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the person preparing such estimates or projections, as the case may be (or, with respect to estimates and forecasts obtained from public sources, that the same represent reasonable estimates). The accompanying material does not represent an opinion as to the prices at which Saturn or any other transaction participant or any interests therein actually would be acquired, sold or traded. Except where otherwise indicated, this presentation speaks as of the date hereof and is necessarily based upon the information available to Raine and financial, stock market and other conditions and circumstances existing and disclosed to Raine as of the date hereof. Raine does not have any obligation to update, review or reaffirm these materials. The presentation is incomplete without reference to, and should be viewed solely in conjunction with, the oral briefing provided by Raine. Under no circumstances should the delivery of this presentation imply that any information or analyses included in this presentation would be the same if made as of any other date. These materials are not intended to provide the sole basis for evaluating, and should not be considered a recommendation with respect to, any transaction or other matter. No single analysis contained herein can be deemed more or less important than any other analysis and these analyses must be considered, in their totality, with the oral briefing provided by Raine. Prior to approving any transaction, the Special Committee should determine, without reliance on Raine or its affiliates, the economic risks and merits as well as the legal, tax and accounting characterizations and consequences of any such transaction. In this regard, by accepting these materials, the Special Committee acknowledges that Raine is not in the business of providing (and the Special Committee is not relying on Raine for) legal, tax or accounting advice, and the Special Committee should receive (and rely on) separate and qualified legal, tax and accounting advice. These materials do not constitute an offer or solicitation to sell or purchase any securities. Raine is not acting in any capacity as a fiduciary or agent of the Special Committee or Saturn or the holder of any interest in Saturn. In the ordinary course of each of Raine's investment banking and investment management activities, Raine or its affiliates may hold positions in equity, debt or other securities of Saturn or any other company that may be involved in the potential transaction. THIS PRESENTATION IS CONFIDENTIAL AND WAS NOT PREPARED WITH A VIEW TO PUBLIC DISCLOSURE OR FILING THEREOF UNDER STATE OR FEDERAL SECURITIES LAWS OR OTHERWISE. THIS PRESENTATION MAY NOT BE COPIED BY, OR DISCLOSED OR MADE AVAILABLE TO, ANY PERSON WITHOUT THE PRIOR WRITTEN APPROVAL OF RAINE. THIS PRESENTATION IS NOT INTENDED TO BE USED OR RELIED UPON, AND SHOULD NOT BE USED OR RELIED UPON, BY ANY PERSON OTHER THAN THE SPECIAL COMMITTEE AND MAY NOT BE USED BY ANY OTHER PERSON WITHOUT PRIOR WRITTEN APPROVAL OF RAINE. Raine shall not have liability, whether direct or indirect, in contract or tort or otherwise, to any person in connection with this presentation. 1

PRIVATE AND CONFIDENTIAL Luna Deal Overview

  Market Update• Saturn and Luna stock prices fluctuated due to market rumors starting on 6/23/2016 • Analysis in this presentation is based on stock prices as of current close (6/29/2016) and the date before the market fluctuations (6/22/2016) Luna Proposal• Saturn Series A consideration of: – $18.00 per share in cash and – 0.6784 shares of newly created Luna non-voting common stock – Implied total value as of 6/29 close of: $31.86 - $32.21 (0% - 5% PF Luna High Vote / PF Luna No Vote Premium) ▪ ~56% cash consideration / ~44% stock consideration • Saturn Series B consideration of: – $7.26 per share in cash – 0.6321 shares of newly created Luna non-voting common stock and – 0.6321 shares of newly created Luna voting common stock – Implied total value as of 6/29 close of: $33.73 ▪ ~5 – 6% Premium to Saturn Series A consideration ▪ ~22% cash consideration / ~78% stock consideration • Saturn incentive awards rollover to pro forma Luna awards at adjusted strike and option counts based on merger consideration (converting cash component to newly created Luna non-voting common stock based on price thereof at closing) Luna Share Reclassification• Luna to convert each existing Luna common share for (i) 0.5 share of voting common stock and (ii) 0.5 share of non-voting common stock Luna Financing• Luna to finance the transaction with $3.72bn of newly issued debt (expected to be comprised of $150mm of drawn Revolving Credit Facility (of $1.0bn available), $1.0bn Term Loan A, $1.9bn Term Loan B, and $670mm Senior Notes / Bridge Facility) – Debt will be used to finance the cash consideration of the deal and refinance Luna and Saturn’s balance sheets • The proposal is expected to be fully financed Saturn Stockholder Approval• Statutory stockholder vote to approve merger (majority of voting power of Saturn Series A and Series B common stock voting together as a single class) • No separate vote of holders of Saturn Series A common stock • Voting agreement from Dr. M, Bennett, and Luna to vote in favor of the transaction (subject to aggregate 33.53% cap, with excess to be voted pro rata with votes of other Saturn stockholders) and, for 9 months after termination of Saturn-Luna merger agreement, against any alternative transaction ▪ Dr. M, Luna, and Bennett together control greater than 50% of total Saturn voting power ▪ If Saturn-Luna merger agreement is terminated in certain circumstances (e.g., failure to obtain Saturn stockholder approval of Luna merger), Luna may purchase Saturn shares held by Dr. M and Bennett for $7.26 per share in cash and 1.2642 Luna common shares Buyer Stockholder Approval• Statutory stockholder vote to approve Luna share reclassification (2/3 of present/voting) • NYSE-required vote to approve share issuance to Saturn shareholders (majority of votes cast)

PRIVATE AND CONFIDENTIAL

Luna Deal Overview (Cont'd)

($ in millions, except per share data)

Luna Proposal

- Saturn Series A consideration of:
  - $18.00 per share in cash and
  - 0.6784 shares of newly created Luna non-voting common stock
  - **Implied total value of: $31.86 - $32.21**
- Saturn Series B consideration of:
  - $7.26 per share in cash and
  - 0.6321 shares of newly created Luna non-voting common stock and
  - 0.6321 shares of Luna voting common stock
  - **Implied total value: $33.73**
    - ~5 – 6% Premium to Saturn Series A consideration
- Saturn incentive awards rollover to pro forma Luna awards at adjusted strike and option counts based on merger consideration (converting cash component to newly created Luna non-voting common stock based on price thereof at closing)

Deal Summary

	Metric	Market[1]	Merger Consideration (0% PF Luna High Vote to PF Luna No Vote Premium)	Merger Consideration (5% PF Luna High Vote to PF Luna No Vote Premium)
Series A (Low Vote) Share Price		**$28.25**	**$32.21**	**$31.86**
Premium to:				
Current Share Price	$28.25	-	*14.0%*	*12.8%*
6/22/2016 Share Price	27.80	*1.6%*	*15.8%*	*14.6%*
6/15/2016 Share Price	25.99	*8.7%*	*23.9%*	*22.6%*
30-Day VWAP	27.24	*3.7%*	*18.2%*	*16.9%*
60-Day VWAP	27.06	*4.4%*	*19.0%*	*17.7%*
90-Day VWAP	26.53	*6.5%*	*21.4%*	*20.1%*
LTM High	46.48	*(39.2%)*	*(30.7%)*	*(31.5%)*
LTM Low	21.51	*31.3%*	*49.7%*	*48.1%*
LTM Average	32.93	*(14.2%)*	*(2.2%)*	*(3.2%)*
Undisturbed Price (9/23/2014)	29.58	*(4.5%)*	*8.9%*	*7.7%*
Undisturbed Period Avg. (1/14/13 - 9/23/14)	26.57	*6.3%*	*21.2%*	*19.9%*
Series B (High Vote) Share Price		**$27.97**	**$33.73**	**$33.73**
Implied Equity Value		**$2,931**	**$3,384**	**$3,350**
Plus: Total Debt		1,129	1,129	1,129
Less: Cash		(10)	(10)	(10)
Less: Unconsolidated Assets[2]		(25)	(25)	(25)
Total Enterprise Value		**$4,025**	**$4,479**	**$4,444**

Management Estimates:

	Pre-SBC OIBDA	TEV / OIBDA Multiple		
LTM	$433	9.3x	10.3x	10.3x
2016E	490	8.2	9.1	9.1
2017E	543	7.4	8.3	8.2

	Post-SBC OIBDA	TEV / OIBDA Multiple		
LTM	$400	10.1x	11.2x	11.1x
2016E	460	8.8	9.7	9.7
2017E	511	7.9	8.8	8.7

Source: Trading values per Capital IQ as of 6/29/2016.

[1] Market illustrates premiums and multiples at current share price as of 6/29/2016.

[2] Unconsolidated assets consisting of ownership in Playco.

RAINE 3

PRIVATE AND CONFIDENTIAL Table of Contents I. Saturn – Stock Price & Shareholder Summary II. Saturn – Financial Projections III. Saturn – Standalone Valuation IV. Luna – Company Overview V. Luna – Standalone Valuation VI. Luna – Combination Analysis Appendix A: Dual Class Consideration Appendix B: Supplemental Valuation Material Appendix C: Synergy Analyses 4

PRIVATE AND CONFIDENTIAL I. Saturn – Stock Price & Shareholder Summary 5

Confidential information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to this omitted information.

PRIVATE AND CONFIDENTIAL 0.000 2.000 4.000 6.000 8.000 10.000 12.000 14.000 16.000 18.000 - $5.00 $10.00 $15.00 $20.00 $25.00 $30.00 $35.00 $40.00 $45.00 $50.00Jan-13 Apr-13 Jul-13 Oct-13 Jan-14 May-14 Aug-14 Nov-14 Feb-15 May-15 Aug-15 Nov-15 Feb-16 Jun-16 Volume (mm)Share Price ($) Volume (mm) Closing Share Price ($) Undisturbed Period Avg. Price: $26.57 Performance Saturn S&P 500 30 Day 4.6% (2.9%) 60 Day 3.8% (1.4%) LTM (36.1%) (1.0%) Since Spin 81.2% 38.4% Time Period Annotated Stock Price Performance Series A Shares – Since Saturn Spin-off Source: Capital IQ as of 6/29/2016. Comments per publicly available information. 6 9/23/2014: Fox reportedly interested in purchasing Saturn 1/14/2013: Completes spin-off from Liberty Media 7/29/2015: Saturn reports Q2 results – profits fall nearly 10% year over year 2/05/2016: Luna stock drops by 27% 2/04/2016: Luna files 13D declaring it is exploring a mutually beneficial combination of the two companies 3/27/2015: Luna completes acquisition of 4.63% stake, 13D filed on 3/30/2015 11/24/2014: Rumor Period Avg. Price: $33.14 2/25/2016: Saturn CEO, Chris Albrecht, speaks in favor of consolidation 9/23/2014 Undisturbed A Price: $29.58 3/14/2016: 6/23/2016: Luna + Saturn merger rumors 6/24/2016: Brexit referendum result

PRIVATE AND CONFIDENTIAL (1.0%) (20.0%) (15.0%) (10.0%) (5.0%) 0.0% 5.0% 10.0% 15.0% 20.0% 25.0%Jan-13 Apr-13 Jul-13 Oct-13 Jan-14 May-14 Aug-14 Nov-14 Feb-15 May-15 Aug-15 Nov-15 Feb-16 Jun-16 Premium / Discount Since Saturn Spin - 1/14/2013 LTM Undisturbed Period High Low Median Mean High Low Median Mean High Low Median Mean 19.5% (13.9%) (0.1%) 0.2% 19.5% (6.7%) 0.2% 1.8% 7.3% (13.9%) (0.1%) (0.3%) 28.25 27.97 $10.00 $15.00 $20.00 $25.00 $30.00 $35.00 $40.00 $45.00 $50.00Jan-13 Apr-13 Jul-13 Oct-13 Jan-14 May-14 Aug-14 Nov-14 Feb-15 May-15 Aug-15 Nov-15 Feb-16 Jun-16 Series A Series B Saturn Stock Price Performance Since Saturn Spin-off ($ per share) Source: Capital IQ as of 6/29/2016. 7 Series A and Series B Share Price Since January 14, 2013 Daily Premium / Discount of Series B Share Price to Series A Share Price Miss Beat Average Closing Price Saturn A Saturn B 30 Day $27.35 $27.56 60 Day $27.10 $27.45 LTM $32.60 $33.07 Undisturbed $26.57 $26.49 Since Spin $29.92 $29.96 LTM High $46.48 $44.86 LTM Low $21.51 $24.94 Time Period 9/23/2014 Undisturbed B Price: $29.26 9/23/2014 Undisturbed A Price: $29.58

PRIVATE AND CONFIDENTIAL 181.2% 116.9% 88.2% 129.2% 138.4% 0% 50% 100% 150% 200% 250% 300% 350%Jan-13 Apr-13 Jul-13 Oct-13 Jan-14 May-14 Aug-14 Nov-14 Feb-15 May-15 Aug-15 Nov-15 Feb-16 Jun-16 Saturn Series A Luna Cable Networks¹ Diversified Media² S&P 500 Relative Stock Price Performance Since Spin Saturn Series A and Luna vs. Industry Peers and S&P 500 Index Source: Capital IQ as of 6/29/2016. 1 AMC Networks, MSG Networks, Scripps, Discovery. 2 Time Warner, Fox, Disney, Viacom, CBS. 8 LTM (see next page)

PRIVATE AND CONFIDENTIAL 63.9% 57.0% 67.9% 82.1% 99.0% 0% 20% 40% 60% 80% 100% 120%Jun-15 Jul-15 Aug-15 Sep-15 Oct-15 Nov-15 Dec-15 Jan-16 Feb-16 Mar-16 Apr-16 May-16 Jun-16 Saturn Series A Luna Cable Networks¹ Diversified Media² S&P 500 LTM Relative Stock Price Performance Saturn Series A and Luna vs. Industry Peers and S&P 500 Index Source: Capital IQ as of 6/29/2016. 1 AMC Networks, MSG Networks, Scripps, Discovery. 2 Time Warner, Fox, Disney, Viacom, CBS. 9

PRIVATE AND CONFIDENTIAL 58.6 64.1 45.9 65.3 18.4 $21.51 - $26.50 $26.50 - $31.50 $31.50 - $36.49 $36.49 - $41.49 $41.49 - $46.48 18.6 40.6 43.4 21.1 5.7 $21.51 - $24.02 $24.02 - $26.54 $26.54 - $29.05 $29.05 - $31.57 $31.57 - $34.08 11.2 16.3 12.1 13.9 5.5 $24.58 - $25.53 $25.53 - $26.48 $26.48 - $27.43 $27.43 - $28.38 $28.38 - $29.33 160.5 208.3 371.5 108.7 50.8 $15.56 - $21.74 $21.74 - $27.93 $27.93 - $34.11 $34.11 - $40.30 $40.30 - $46.48 Since Spin-off from Liberty Media (Total volume of 899.9mm shares traded) LTM (Total volume of 252.3mm shares traded) Last 6 Months (Total volume of 129.5mm shares traded) Last 3 Months (Total volume of 59.0mm shares traded) Source: Capital IQ as of 6/29/2016. 1 Turnover ratio reflects total volume of shares traded in period over total Common Series A Shares outstanding. 10 Recent Trading Activity by Volume Represents Series A Shares ($ per share, units in millions) VWAP: $30.66 VWAP: $26.53 VWAP: $27.12 VWAP: $32.62 10.16x turnover ratio1 1.46x turnover ratio1 0.67x turnover ratio1 19.0% 27.6% 20.5% 23.5% 9.4% 23.2% 25.4% 18.2% 25.9% 7.3% 17.8% 23.2% 41.3% 12.1% 5.6% 2.85x turnover ratio1 14.3% 31.4% 33.5% 16.3% 4.4%

PRIVATE AND CONFIDENTIAL Date Firm Valuation Methodology Multiple Year Rating Target Price % Premium to Current % Premium to Publish Day 4/29/2016 Deutsche Bank Blended¹ Buy $47.00 66.4% 89.4% 4/29/2016 FBN Securities DCF Outperform $35.38 25.2% 42.5% 4/29/2016 Evercore ISI DCF Buy $33.00 16.8% 33.0% 4/29/2016 Pivotal Research Group OIBDA Multiple CY2016 Buy $32.00 13.3% 28.9% 6/27/2016 Wunderlich DCF Buy $32.00 13.3% 14.4% 5/2/2016 CLSA P/FCF Multiple CY2017 Outperform $31.00 9.7% 13.9% 5/1/2016 Macquarie OIBDA Multiple CY2017 Neutral $28.00 (0.9%) 2.9% 4/29/2016 Drexel Hamilton OIBDA Multiple N/A Hold $27.50 (2.7%) 10.8% 4/29/2016 Morgan Stanley P/FCF Multiple CY2020 Equal-weight $27.00 (4.4%) 8.8% 4/29/2016 FBR & Co. OIBDA Multiple CY2016 Market Perform $26.00 (8.0%) 4.8% 4/28/2016 Pacific Crest Securities OIBDA Multiple NTM Sector Weight $26.00 (8.0%) 4.8% Average $31.35 10.8% 24.0% Median $31.00 4.4% 12.4% Current Trading Price $28.25 Analyst Targets Saturn Wall Street Research Views Source: Wall Street Research and Bloomberg. Trading price as of 6/29/2016. ¹ Blended valuation methodology of DCF and M&A. 11

PRIVATE AND CONFIDENTIAL

Saturn Shareholder Summary

- Holders of Series A and Series B shares are entitled to 1 and 10 votes per share, respectively
- Upon completion of the Q1 2015 share swap, Luna granted an irrevocable proxy to affiliates of Dr. Malone to vote 2,118,038 shares of Series A common stock and 2,590,597 shares of Series B common stock in matters submitted to a vote of Saturn's shareholders, other than for proposals related to extraordinary transactions, including business combinations, or proposals related to the issuance or sale of securities
- Therefore, Dr. Malone controls 48% of the shareholder vote on an election of directors and 33% of the vote on the proposals related to extraordinary transactions or the issuance or sale of securities, while only maintaining a 6% economic ownership stake

	Series (Shares)		Series (Economic %)		Series (Voting %)	
Shareholder	A	B	A	B	A	B
Fidelity Management & Research Company	12,403,384		12.6%		6.6%	
ClearBridge Investments	6,340,512		6.4%		3.4%	
The Vanguard Group	5,812,056		5.9%		3.1%	
Horizon Kinetics	5,024,545		5.1%		2.7%	
BlackRock Institutional Trust Company	2,861,434		2.9%		1.5%	
Boston Partners	2,325,745		2.4%		1.2%	
Luna	2,118,038	2,590,597	2.2%	2.6%	1.1%	13.8%
Gregory B Maffei	1,822,456		1.9%		1.0%	
York Capital Management	1,445,947		1.5%		0.8%	
Pinnacle Associates	1,356,995		1.4%		0.7%	
TIAA Global Asset Management	1,355,329		1.4%		0.7%	
Fidelity Institutional Asset Management	1,343,618		1.4%		0.7%	
Voya Investment Management	1,308,102		1.3%		0.7%	
State Street Global Advisors (US)	1,128,138		1.1%		0.6%	
Columbia Wanger Asset Management	1,071,259		1.1%		0.6%	
Two Sigma Investments	1,052,378		1.1%		0.6%	
Ratan Capital Management	985,860		1.0%		0.5%	
Norges Bank Investment Management	891,883		0.9%		0.5%	
John Malone	136,537	6,186,729	0.1%	6.3%	0.1%	33.1%
Other	37,790,196	1,080,990	38.4%	1.1%	20.2%	5.8%
Total	**88,574,412**	**9,858,316**	**90.0%**	**10.0%**	**47.3%**	**52.7%**

Source: Company filings, Thomson One, as of 6/10/2016.
Note: Share ownership percentages reflect percent of common shares outstanding (excluding dilutive securities).

RAINE 12

PRIVATE AND CONFIDENTIAL II. Saturn – Financial Projections 13

Confidential information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to this omitted information.

PRIVATE AND CONFIDENTIAL Actuals Management Model Mgmt. Extrapolation 2013A 2014A 2015A 2016E 2017E 2018E 2019E 2020E Revenue Networks¹ $1,298 $1,312 $1,324 $1,389 $1,484 $1,561 $1,623 $1,688 Distribution¹ 450 322 354 315 311 311 311 311 Animation 32 32 25 0 0 0 0 0 Eliminations (2) (1) (3) (4) (7) (5) (5) (5) Total Revenue $1,778 $1,664 $1,700 $1,700 $1,789 $1,868 $1,930 $1,995 YoY Growth (%) 9.0% (6.4%) 2.2% 0.0% 5.2% 4.4% 3.3% 3.4% Expenses Programming 632 598 653 633 665 662 684 707 Operating 394 293 300 264 270 266 275 284 Advertising & Marketing 149 144 157 169 177 191 197 204 General & Administrative 125 127 129 144 134 137 142 146 Total Expenses $1,301 $1,162 $1,239 $1,210 $1,246 $1,255 $1,297 $1,341 YoY Growth (%) (20.2%) (10.6%) 6.6% (2.3%) 3.0% 0.7% 3.3% 3.4% Pre-SBC OIBDA $477 $502 $462 $490 $543 $612 $633 $654 % Margin ² 26.8% 30.1% 27.1% 28.8% 30.3% 32.8% 32.8% 32.8% YoY Growth (%) 7.2% 5.2% (8.0%) 6.2% 10.7% 12.9% 3.3% 3.4% Stock Based Compensation 34 31 33 31 31 30 31 32 Post-SBC OIBDA $443 $471 $429 $460 $511 $582 $602 $622 % Margin ² 24.9% 28.3% 25.2% 27.0% 28.6% 31.2% 31.2% 31.2% Free Cash Flow Net Income 250 269 236 247 287 341 350 363 Net Program Amort. / (Payments) 181 167 199 198 338 288 288 288 Net Film/TV Amort. / (Investments) (90) (260) (194) (272) (284) (288) (288) (288) D&A & Other 66 80 53 65 59 50 57 58 Δ Working Capital (94) (49) (44) 3 (47) (47) (47) (47) Capital Expenditure (15) (11) (17) (24) (19) (13) (13) (13) Free Cash Flow $298 $195 $233 $218 $335 $332 $347 $361 Saturn Financial Summary Saturn Management Model ($ in millions) Source: Company management. Note: Management provided extrapolation guidance for 2019E and 2020E. 1 Network revenues grown at 4% year over year. Distribution and eliminations revenues held flat to 2018E. 2 OIBDA margins held flat to 2018E.

14 Commentary

PRIVATE AND CONFIDENTIAL $1,728 $1,828 $1,695 $1,715 2016E 2017E Management Case Consensus Estimates 57.4 57.8 58.3 55.7 55.4 54.1 2016E 2017E 2018E Subscribers (in millions) Revenue Post-SBC OIBDA2 Pre-SBC OIBDA1 15 Saturn Financial Projections Comparison Saturn Management Model vs. Consensus Estimates ($ in millions, except subscribers) Source: Company management, Wall Street Research, Capital IQ. 1 Consensus estimates per Capital IQ post SBC median and adds back the average of estimates of SBC by Pivotal Research Group, Morgan Stanley, and Evercore of ~$33.5mm.

2 Consensus estimates per Capital IQ median. 5 Analysts	5 Analysts	4 Analysts

PRIVATE AND CONFIDENTIAL III. Saturn – Standalone Valuation 16

PRIVATE AND CONFIDENTIAL ■ Post-SBC OIBDA – 2016E: $460mm; 2017E: $511mm ■ 2016E Post-SBC OIBDA Multiple Range: 7.5x – 9.5x ■ 2017E Post-SBC OIBDA Multiple Range: 7.0x – 9.0x ■ Series B Common Share Premium: 0% - 5% Pre- SBC $30.23 $24.94 $26.03 $22.85 $24.05 $30.87 $27.90 $21.51 $26.00 $29.89 $32.49 $41.32 $33.96 $35.97 $31.34 $33.47 $42.66 $38.84 $46.48 $47.00 $35.09 $38.14 $0.00 $15.00 $30.00 $45.00 $60.00 $75.00 Methodology Saturn Valuation Summary Saturn Management Projections Calendar Years Ended 12/31 17 Discounted Cash Flow Analysis (4.75 Year) ■ Pre-SBC OIBDA – 2016: $490mm; 2017: $543mm ■ 2016E Pre-SBC OIBDA Multiple Range: 7.5x – 9.5x ■ 2017E Pre-SBC OIBDA Multiple Range: 7.0x – 9.0x ■ Series B Common Share Premium: 0% - 5% Illustrative Price per Series A Share ($) Commentary Public Trading Comparables 2016E ■ Closing Price – High $46.48 (7/16/2015) ■ Closing Price – Low: $21.51 (2/12/2016) ■ WACC: 8% – 9%; Perpetuity Growth Rate: 1% – 2% ■ Pre-SBC Terminal OIBDA multiple: 6.9x – 9.2x ■ Post-SBC Terminal OIBDA multiple: 7.2x – 9.7x ■ Series B Common Share Premium: 0% – 5% LTM Trading Range ■ LTM – Pre-SBC OIBDA: $433mm; Post-SBC OIBDA: $400mm ■ LTM Pre-SBC OIBDA Multiple Range: 10.0x – 13.0x ■ LTM Post-SBC OIBDA Multiple Range: 10.0x – 13.0x ■ Series B Common Share Premium: 0% - 5% Wall Street Research ■ Low: FBR & Co (4/29/2016) and PCS (4/28/2016) ■ High: Deutsche Bank (4/29/2016) ■ Median: $31.00 Source: Company filings, management projections, management guided extrapolation and publicly available information as of 6/29/2016. Notes: Valuation methodologies as of 3/31/2016. Equity value based on treasury-stock-method and calculated using $1,129mm in debt, $10mm in cash and $25 mm in unconsolidated Playco assets. 1 Assumes 0% - 5% High Vote to No Vote premium for Pro Forma Luna shares based on 6/29/2016 price. 2 Assumes 0% - 5% High Vote to No Vote premium for Pro Forma Luna shares based on 6/29/2016 price, $50mm of recurring tax synergies, Low Cost Synergies of $50mm and High Cost Synergies of $75mm. Market: $28.25 Premiums Paid ■ Based on total of 60 transactions ■ Reference range of 15% - 35% ■ One Week Pre-Luna/Saturn Market Rumors Price of $25.99 as of 6/15/2016 ■ Market Price of $28.25 as of 6/29/2016 Valuation Reference Points Merger Consideration1: $31.86 – $32.21 Precedent Transactions Post- SBC Public Trading Comparables 2017E Public Trading Comparables 2016E Public Trading Comparables 2017E Post-SBC Pre-SBC Merger Consid. Incl. Share of NPV of Synergies2: $34.71 – $35.70 6/15 6/29

PRIVATE AND CONFIDENTIAL Unlevered Free Cash Flow Overview Implied Price per Share1 Implied Terminal Multiple 18 Saturn Discounted Cash Flows Analysis Saturn Management Projections ($ in millions, except per share values) | Calendar Years Ended 12/31 Source: Company management. Note: Valuation as of 3/31/2016. 1 Equity value calculated using $1,129mm in debt, $10mm in cash and $25 mm in unconsolidated Playco assets. For illustrative purposes, at a 8.5% WACC and 1.5% perpetuity growth rate, the treasury-stock-method fully diluted share count is 105.2mm with no Series B premium and 105.1mm with 5% Series B premium. Management Model Management Extrapolation Q2 - Q4 2016E 2017E 2018E 2019E 2020E Terminal Year Revenue $1,268 $1,789 $1,868 $1,930 $1,995 $1,995 % Growth 5.2% 4.4% 3.3% 3.4% Pre-SBC OIBDA $363 $543 $612 $633 $654 $654 % Margin 28.6% 30.3% 32.8% 32.8% 32.8% Less: Stock Based Compensation (22) (31) (30) (31) (32) (32) Post-SBC OIBDA $341 $511 $582 $602 $622 $622 Less: Other income (expense), net (12) (4) 5 0 0 0 Less: D&A (18) (24) (26) (26) (26) (26) EBIT $311 $484 $562 $576 $596 $596 Less: Taxes @ 35.0% (109) (169) (197) (202) (209) (209) Unlevered Net Income $202 $315 $365 $375 $388 $388 Plus: Other non-op. and non-cash items 22 4 (5) 0 0 0 Plus: D&A 18 24 26 26 26 26 Plus: Content Amort./(Investment) (36) 55 0 0 0 0 Less: Capex (22) (19) (13) (13) (13) (26) Less: Change in Working Capital 30 (47) (47) (47) (47) (47) Unlevered Free Cash Flow $215 $331 $326 $340 $354 $341 % Growth 39.8% (1.4%) 4.4% 3.9% Implied Price per Share (No Series B Premium) Implied Price per Share (5% Series B Premium) Discount Perpetuity Growth Rate Rate 1.00% 1.25% 1.50% 1.75% 2.00% 8.00% $35.68 $36.93 $38.28 $39.74 $41.32 8.25% 34.22 35.38 36.63 37.97 39.42 8.50% 32.86 33.94 35.09 36.33 37.66 8.75% 31.57 32.58 33.66 34.80 36.03 9.00% 30.36 31.30 32.31 33.38 34.52 Implied Price per Share (5% Series B Premium) Perpetuity Growth Rate Perpetuity Growth Rate 1.00% 1.25% 1.50% 1.75% 2.00% $35.52 $36.77 $38.12 $39.57 $41.14 34.07 35.23 36.47 37.80 39.25 32.71 33.79 34.94 36.17 37.49 31.43 32.44 33.51 34.65 35.87 30.23 31.17 32.17 33.24 34.37 Implied Terminal Multiple ('20E Post-SBC OIBDA) Implied Price per Share (No Series B Premium) Discount Perpetuity Growth Rate Rate 1.00% 1.25% 1.50% 1.75% 2.00% 8.00% 8.2x 8.5x 8.9x 9.3x 9.7x 8.25% 7.9 8.2 8.6 8.9 9.3 8.50% 7.7 8.0 8.3 8.6 9.0 8.75% 7.4 7.7 8.0 8.3 8.6 9.00% 7.2 7.5 7.7 8.0 8.3 Implied Terminal Multiple ('20E Pre-SBC OIBDA) Perpetuity Growth Rate 1.00% 1.25% 1.50% 1.75% 2.00% 7.8x 8.1x 8.5x 8.8x 9.2x 7.6 7.8 8.2 8.5 8.8 7.3 7.6 7.9 8.2 8.5 7.1 7.3 7.6 7.9 8.2 6.9 7.1 7.4 7.6 7.9

PRIVATE AND CONFIDENTIAL

Saturn Comparable Companies Analysis

($ in millions, except per share values) | Calendar Years Ended 12/31

	Market Valuation				Growth Profile		Key Metrics		Valuation Metrics								Leverage
	Stock Price[1]	% 52 Week	Equity	Adj. Enterprise	CY2016-CY2018		Post-SBC OIBDA Margin		EV / Pre-SBC OIBDA				EV / Post-SBC OIBDA				Net Debt/LTM
	6/29/2016	High	Value	Value	Revenue	OIBDA	CY2016	CY2017	LTM	CY2016	CY2017	CY2018	LTM	CY2016	CY2017	CY2018	Pre-SBC OIBDA
Saturn - Management	$28.25	60.6%	$2,931	$4,025	2.0%	9.5%	27.0%	28.6%	9.3x	8.2x	7.4x	6.6x	10.1x	8.8x	7.9x	6.9x	2.8x
Saturn - Consensus	28.25	60.6%	2,931	4,025	1.8%	13.0%	25.3%	27.5%	9.3	8.6	7.9	7.3	10.0	9.3	8.4	7.7	2.8
Luna - Management[2,3]	20.94	50.6%	3,254	2,510	1.0%	96.2%	2.4%	5.1%	22.6	15.6	11.1	8.9	62.7	37.7	17.2	11.0	20.2
Luna - Consensus[2]	20.94	50.6%	3,254	2,510	4.4%	54.2%	4.1%	8.8%	22.6	13.9	7.9	7.7	64.5	23.9	10.3	10.1	20.2
Cable Networks																	
Discovery	$ 24.38	69.8%	$ 15,063	$ 21,974	6.0%	6.8%	36.4%	36.5%	9.0x	8.9x	8.4x	8.0x	9.2x	9.1x	8.6x	8.1x	3.1x
Scripps	60.97	89.1%	7,901	10,709	4.3%	4.0%	41.1%	41.0%	7.3	7.5	7.2	7.0	7.4	7.7	7.4	7.1	2.4
AMC Networks	57.24	65.7%	4,260	6,658	5.1%	4.4%	32.3%	32.1%	7.4	7.2	6.9	6.7	7.7	7.4	7.0	6.8	2.6
MSG Networks	15.51	18.3%	1,175	2,405	3.8%	4.8%	46.6%	46.6%	5.4	7.6	7.4	6.9	5.6	7.8	7.6	7.1	3.1
Cable Networks Median					**4.7%**	**4.6%**	**38.7%**	**38.7%**	**7.3x**	**7.6x**	**7.3x**	**6.9x**	**7.6x**	**7.7x**	**7.5x**	**7.1x**	**2.8x**
Diversified Media																	
Walt Disney	$ 96.98	79.4%	$ 159,728	$ 173,971	5.2%	5.6%	30.6%	30.4%	10.2x	9.7x	9.3x	8.8x	10.4x	10.0x	9.6x	9.0x	0.9x
Time Warner	71.69	78.5%	57,748	76,733	5.4%	3.6%	28.2%	28.6%	9.3	9.1	8.5	8.5	9.5	9.3	8.7	8.7	2.7
Twenty-First Century Fox	27.00	77.8%	51,579	56,822	5.8%	8.1%	25.1%	25.4%	8.8	7.8	7.4	6.7	9.0	8.0	7.5	6.8	2.3
Viacom	40.36	61.6%	16,332	27,509	2.4%	0.8%	29.2%	29.9%	7.1	7.1	6.8	7.0	7.3	7.3	7.0	7.2	3.2
CBS	52.76	91.1%	24,507	32,097	2.8%	5.7%	23.6%	23.8%	9.5	8.9	8.7	8.0	10.0	9.4	9.2	8.4	2.3
Diversified Media Median					**4.9%**	**5.1%**	**28.2%**	**28.6%**	**9.1x**	**8.7x**	**8.2x**	**8.0x**	**9.3x**	**9.0x**	**8.4x**	**8.4x**	**2.3x**

Source: Public filings and Capital IQ as of 6/29/2016.

Note: Unless otherwise noted Adj. Enterprise Value calculated as market capitalization (considering all classes of stock) plus total debt and minority interest less cash and unconsolidated assets.

[1] *Stock Price reflects primary stock listing; enterprise value calculation considers all classes of stock.*

[2] *Luna debt excludes production loans and excludes in the money convertible debt. Adj. Enterprise Value adjusted for NPV of tax differential of $520mm and unconsolidated assets of $1,102mm (see appendix for detail).*

[3] *Source: Luna management projections.*

RAINE 19

PRIVATE AND CONFIDENTIAL

Select Precedent Transactions

U.S. Cable Networks

($ in millions)

Announced Date	Target	Acquiror	% Acquired	Implied EV	EV / LTM Revenue	EV / LTM Pre-SBC OIBDA	EV / LTM Post-SBC OIBDA
1/22/2014	Pasiones / Centroamerica TV / TV Dominicana	Hemisphere Media Group	100.0%	$100	4.3x [1]	8.1x [1]	8.1x [1]
2/12/2013	NBCUniversal	Comcast	49.0%	$38,936 [2]	1.6x [2]	9.5x [2]	9.5x [2]
3/4/2013	Outdoor Channel Holdings Inc.	Kroenke Sports & Entertainment	100.0%	$208	2.7x [3]	16.4x [3]	22.8x [3]
12/3/2009	NBCUniversal	Comcast	51.0%	$28,269 [4]	1.8x [4]	10.0x [4]	10.0x [4]
11/5/2009	Travel Channel	Scripps Interactive	65.0%	$975	4.5x [5]	15.3x [5]	15.3x [5]
Average					**3.0x**	**11.9x**	**13.1x**
Median					**2.7x**	**10.0x**	**10.0x**

Source: Filings, Wall Street Research, Publicly Available Information.

[1] Multiples based upon 2013 Revenue and OIBDA.

[2] Includes adjustments for the Weather Channel and Other unconsolidated investments and third party noncontrolling interests in RSNs per NBCU 2013 10K. Multiples based upon 2012 Revenue and OIBDA.

[3] Multiples based upon 2012 Revenue and OIBDA.

[4] Includes adjustments for AETN and other unconsolidated investments per DB research 12/11/2009 dated. Multiples based upon 2009 Revenue and OIBDA. SBC data is unavailable for the period.

[5] Multiples based upon 2009 Revenue and OIBDA.

RAINE 20

PRIVATE AND CONFIDENTIAL 40% 34% 29% 30% 28% 23% 32% 27% 27% 37% 32% 28% 1-Month Premium 1-Week Premium 1-Day Premium All Cash (44 Deals) All Stock (7 Deals) Cash & Stock (9 Deals) All Transactions (60 Deals) 37% 33% 24% 33% 28% 19% 23% 18% 16% 33% 28% 23% 1-Month Premium 1-Week Premium 1-Day Premium 40% 34% 29% 30% 28% 23% 32% 27% 27% 37% 32% 28% 1-Month Premium 1-Week Premium 1-Day Premium Premiums Paid for Transactions with Enterprise Values Between $1.0bn and $10.0bn ▪ All publicly announced transactions with a U.S. Target ▪ Transaction enterprise value between $1,000mm and $10,000mm ▪ Announced within last 10 years (6/8/2006 to 6/8/2016) ▪ Premium to unaffected price (adjusted for leaks) ▪ Excludes financial institutions and real estate transactions ▪ Excludes transactions marketed as mergers-of-equals Analysis Criteria Source: Capital IQ as of 6/10/2016. 21 Illustrative Premiums Paid Analysis Median (%) Average (%)

PRIVATE AND CONFIDENTIAL IV. Luna – Company Overview 22

PRIVATE AND CONFIDENTIAL ▪ June 2016 – The Company announces it is seeking acquisitions ▪ April 2016 – Confirmed significant output agreement with Fox Networks Group’s Pay TV and Basic Cable channels across LatAm ▪ March 2016 – Announced partnership with Comic-Con International for newly named subscription video-on-demand (SVOD) platform ▪ February 2016 – Luna rumored to be seeking acquisition of Saturn ▪ January 2016 – Investments in film ticketing company Atom Tickets and video gaming company Next Games Oy ▪ November 2015 – Acquired majority stake in Pilgrim Studios, Inc. ▪ Leading global entertainment company with a strong and diversified presence in motion picture production and distribution, television programming and syndication, home entertainment, family entertainment, digital distribution, new channel platforms and international distribution and sales ▪ Has become one of the major independent studios for leading intellectual property owners, third-party distributors and digital platforms ▪ The Company’s feature films have grossed more than $7 billion at the global box office over the past four years, and Luna and its predecessor companies have earned 77 Academy Award® nominations and 20 Oscar wins ▪ 16,000-title film and television library, one of the biggest content catalogues in the world ▪ Focused on expanding into location-based entertainment, video games and virtual reality to extend the longevity of existing franchises awhile identifying developing new properties 23 Luna Overview Source: Wall Street Research, Company Filings, Company Website. Illustrative Key Properties Recent Developments Company Overview Earned 70 Academy Award Nominations and 20 Academy Award Wins Earned 186 Emmy nominations and 29 Primetime Emmy wins

Confidential information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to this omitted information.

PRIVATE AND CONFIDENTIAL Luna Business Segments Overview 24 Source: Company Website, Wall Street Research. SegmentDescription MOVIES• Diverse theatrical slate of tentpole, star-driven event films and branded properties includes 15 – 20 wide releases each year from its Luna and Summit Entertainment labels, and another 25 or more films annually from the Company’s other six labels and partnerships • Has released three of the four biggest young adult franchises of the past decade • Reaches a global audience through an international distribution infrastructure in the UK, Latin America and nearly 20 theatrical output agreements globally, and strong distribution partnerships with leading companies in China and India TV• Leading supplier of premium content to cable, broadcast and digital platforms • Grown from $8mm in revenue in 2000 to nearly $700mm in fiscal 2016, a compounded annual growth rate of over 20% • Programming roster includes nearly 80 shows on 40 different U.S. networks with 15 new scripted series planned for this year • Building a nonfiction business alongside its premium scripted programming, with its investment in leading reality producer Pilgrim Studios • Has become a leading source of content for its own portfolio of channels as well (Graves / EPIX; Nightcap / POP, etc.) HOME ENTERTAINMENT• New distribution and replication agreements with Fox and Cinram • Capitalizes on new technology, pioneering new business models and creating new windowing and pricing strategies to adapt to changing viewer habits • Home Ent. business finished among the top five major studios in 2012, driven by Hunger Games and Twilight franchises CHANNELS• Launched its emerging channel business in 2006 as an extension of its growing content business, taking equity positions in nine branded channels globally • INTERNATIONAL• Global network of output deals with blue-chip partners in France, Germany, Spain, Benelux, Scandinavia, Russia, Poland and Austria/New Zealand that mitigate risk and increase the Company’s international theatrical visibility • Operates a self-distribution company in the U.K. and a JV with IDC serving the LatAm marketplace • Partnered with Astro’s Celestial Pictures serving Asia and with Universal Pictures for film distribution and Celestial Tiger for Channel delivery in India

PRIVATE AND CONFIDENTIAL Management Team Board of Directors Source: Company Website. 25 Management Team & Board of Directors Jon Feltheimer Chief Executive Officer Michael Burns Vice Chairman Steve Beeks Co-Chief Operating Officer & Co- President, Motion Picture Group Brian Goldsmith Co-Chief Operating Officer Wayne Levin General Counsel and Chief Strategic Officer James W. Barge Chief Financial Officer

PRIVATE AND CONFIDENTIAL

Luna Shareholder Summary

- John Malone owns an effective 5% of Luna through his pro-rata voting interests in Discovery Communications (29% of voting rights) and Liberty Global (26% of voting rights)
- Malone and his affiliates have four board seats at Luna equivalent to 29% of the directors
  - Affiliates include Luna CEO Jon Feltheimer (who sits on the board of Saturn), Liberty CEO Michael Fries, and Discovery CEO David Zaslav

Shareholder	Shares	%	Saturn Shareholder?
MHR Fund Management	30,211,049	20.5%	
Capital World Investors	8,819,000	6.0%	
Fidelity Management & Research Company	8,468,505	5.8%	✓
Capital Research Global Investors	7,829,000	5.3%	
The Vanguard Group	7,403,290	5.0%	✓
Naya Management	5,443,495	3.7%	✓
Discovery Communications, Inc.	5,000,000	3.4%	
Liberty Global	5,000,000	3.4%	
John Malone	4,967,695	3.4%	✓
Kornitzer Capital Management	4,613,348	3.1%	
Fairpointe Capital	4,397,602	3.0%	
Shapiro Capital Management	3,341,300	2.3%	
BlackRock	3,145,992	2.1%	✓
Jefferies	3,103,300	2.1%	
LLBH Private Wealth Management	3,051,416	2.1%	
Matrix Capital Management Company	2,786,400	1.9%	
Neuberger Berman	2,315,179	1.6%	✓
ClearBridge Investments	2,231,884	1.5%	✓
Calamos Advisors	1,951,074	1.3%	
Michael Raymond Burns	1,693,356	1.2%	
Other	31,454,912	21.4%	
Total	**147,227,797**	**100.0%**	

John Malone Affiliated Shareholders (dashed box: Discovery Communications, Inc., Liberty Global, John Malone)

Source: Company filings, Thomson One.
Note: As of 6/10/2016.

RAINE 26

PRIVATE AND CONFIDENTIAL Luna Stock Price Performance Since January 14, 2013 (Date of Saturn Spin-off from Liberty Media) Source: Capital IQ as of 6/29/2016. 27 0.000 5.000 10.000 15.000 20.000 25.000 - $5.00 $10.00 $15.00 $20.00 $25.00 $30.00 $35.00 $40.00 $45.00Jan-13 Apr-13 Aug-13 Nov-13 Mar-14 Jun-14 Sep-14 Jan-15 Apr-15 Aug-15 Nov-15 Mar-16 Jun-16 Volume (mm)Share Price ($) Volume (mm) Closing Share Price ($) Performance Luna S&P 500 30 Day 4.9% 1.8% 60 Day 0.6% (0.3%) LTM (45.7%) (1.8%) Time Period 6/11/2013: Luna presents at 5th Annual Film Finance Forum 7/22/2013: Luna refinances $450 million in debt 3/10-11/2014: Luna presents at DB and Piper Jaffray TMT Conferences 10/24/2014: Alibaba and Wanda exploring acquisition of Luna 2/5/2015: Luna reports Q3 2015 results 10/5/2015: LA Times reports Luna is in talks to acquire Saturn 2/5/2016: Luna stock down 27% following CEO Jon Feltheimer comments on lower expected earnings 2/4/2016: Luna files 13D declaring it is exploring a mutually beneficial combination with Saturn 11/12/2015: Luna prices secondary offering of 3.4 million shares for investments by Liberty Global and Discovery Communications 11/10/2015: Luna reports earnings below expectations 6/23/2016: Luna + Saturn merger rumors 6/24/2016: Brexit referendum result

PRIVATE AND CONFIDENTIAL $264 $220 $136 $90 ($23) ($20) ($85) ($46) Adj. OIBDA (Company Definition) Equity Income Gain on Sales Pre-SBC OIBDA* SBC Post-SBC OIBDA* Startup Costs Post-SBC OIBDA Less Startup Luna Management Projections $335 $288 $213 $183 ($47) ($75) ($30) Adj. OIBDA (Company Definition) Equity Income Gain on Sales Pre-SBC OIBDA* SBC Post-SBC OIBDA* Startup Costs Post-SBC OIBDA Less Startup $268 $228 $155 $125 ($40) ($73) ($30) Adj. OIBDA (Company Definition) Equity Income Gain on Sales Pre-SBC OIBDA* SBC Post-SBC OIBDA* Startup Costs Post-SBC OIBDA Less Startup Wall Street Projections (incl. Analyst Range) 28 Luna Management Plan vs. Wall Street Summary Luna Management Projections and Wall Street Research Projections ($ in millions) | Fiscal Years Ended 3/31 Luna management projections. Source: Company filings and Capital IQ as of 6/29/2016.

* Indicates figures used for valuation purposes. $205-$320	$25-$56	$0	$55-$85	$30

PRIVATE AND CONFIDENTIAL $15 $18 $18 $14 $20 $15 $7 $7 2014A 2015A 2016E 2017E 2018E $2,475 $2,202 $2,567 $2,753 $2,782 $2,791 $3,103 $3,444 2014A 2015A 2016E 2017E 2018E Revenue Capex 29 Luna Calendar Year Financial Summary Luna Management Projections and Wall Street Research Projections ($ in millions) | Calendar Years Ended 12/31 Luna management projections. Source: Company filings and Capital IQ as of 6/29/2016.

1OIBDA excludes equity interests and gains on sales. Number of Analysts	16	13	8

PRIVATE AND CONFIDENTIAL V. Luna – Standalone Valuation 30

PRIVATE AND CONFIDENTIAL $18.55 $16.53 $18.41 $14.03 $17.06 $18.53 $22.00 $24.49 $26.46 $26.33 $21.20 $23.35 $41.07 $40.00 $0.00 $20.00 $40.00 $60.00 Luna Standalone Valuation Luna Management Projections 31 ■ Closing Price – High $41.07 (11/12/2015) ■ Closing Price – Low: $18.53 (2/5/2016) ■ WACC: 8.75% – 9.75% ■ Perpetuity Growth Rate: 2.5% – 3.5% ■ Pre-SBC Terminal OIBDA multiple1: 7.6x – 10.6x ■ Post-SBC Terminal OIBDA multiple1: 9.0x – 12.4x ■ Topeka – High $40.00 (5/26/2016) ■ Cowen and Company – Low $22.00 (5/27/2016) ■ Median: $27.00 Source: Luna management projections, company filings and equity research. Note: Prices as of 6/29/2016. Valuation Methodologies as of 3/31/2016. OIBDA excludes equity from affiliates. Equity value based on treasury stock method calculated using $786mm in debt, $58mm in cash, $91mm in minority interest, $1,102mm in unconsolidated assets, and $102mm of convertible debt ($42mm, converting at a strike price of $10.26 and $60mm, converting at a strike price of $29.32). ¹ 2020E Terminal OIBDA Multiple adjusted for NPV for Luna tax rate differential vs. US peers. 2 Includes NPV adjustment for Luna tax rate differential vs. US peers (see appendix for detail). Current Trading Price: $20.94 Discounted Cash Flow Analysis (4.75 Year) Post-SBC Valuation Pre-SBC LTM Trading Range Wall Street Research Reference Points ■ Pre-SBC OIBDA – 2017E: $226mm; 2018E: $281mm ■ 2017E Pre-SBC OIBDA Multiple Range²: 8.0x – 15.0x ■ 2018E Pre-SBC OIBDA Multiple Range²: 7.5x – 12.0x Methodology Illustrative Price per Luna Share ($) Commentary Public Trading Comparables 2017E Public Trading Comparables 2018E Public Trading Comparables 2017E Public Trading Comparables 2018E ■ Post-SBC OIBDA – 2017E: $142mm; 2018E : $223mm ■ 2017E Post-SBC OIBDA Multiple Range²: 10.0x – 18.0x ■ 2018E Post-SBC OIBDA Multiple Range²: 8.5x – 13.0x

PRIVATE AND CONFIDENTIAL

Luna Standalone Discounted Cash Flows Analysis

Luna Management Projections

($ in millions)

Unlevered Free Cash Flow Overview

	Management Model			Management Extrapolation		
	Q2 - Q4 2016	2017E	2018E	2019E	2020E	Terminal
Revenue	$2,000	$3,103	$3,444	$3,474	$3,452	$3,452
% Growth		*11.2%*	*11.0%*	*0.9%*	*(0.7%)*	
Pre-SBC OIBDA	$131	$226	$281	$314	$318	$318
% Margin	*6.6%*	*7.3%*	*8.2%*	*9.0%*	*9.2%*	*9.2%*
Less: Stock Based Compensation[1]	(65)	(84)	(58)	(48)	(47)	(47)
Post-SBC OIBDA	$66	$142	$223	$266	$271	$271
Less: Acquisition Costs & Restructuring[1]	(3)	(2)	(0)	0	0	0
Less: Non-Cash Costs[1]	(44)	(18)	(21)	(19)	(19)	(19)
Less: D&A[1]	(12)	(19)	(18)	(18)	(18)	(18)
EBIT	$8	$104	$184	$230	$234	$234
Less: Taxes @ 15.0%	(1)	(16)	(28)	(34)	(35)	(35)
Unlevered Net Income	$7	$88	$156	$195	$199	$199
Plus: D&A	12	19	18			18
Plus: Non-Cash Costs Adj.	58	23	22			19
Plus: Content Amort. / (Investment)	(133)	101	(13)			0
Less: Capex	(9)	(7)	(7)			(18)
Less: Change in Working Capital	30	7	(50)			0
Unlevered Free Cash Flow	($35)	$231	$125	$204	$228	$218
% Growth		*NA*	*(46%)*	*63%*	*12%*	

Management Unlevered Pre-Tax FCF to DCF Unlevered FCF Bridge

	Q2 - Q4 2016	2017E	2018E	2019E	2020E	Source
Unlevered Pre-Tax FCF (From Company)	(2)	286	194	284	311	*Luna Management FY17 - FY2021*
Less: SBC	(65)	(84)	(58)	(48)	(47)	*Luna Management FY17 - FY2019, extrapolation thereafter*
Less: Calculated Unlevered Taxes	(1)	(16)	(28)	(34)	(35)	*Calculation @ 15% Tax Rate*
Plus: Startup Costs	33	45	17	2	0	*Luna Management FY17 - FY2019, assumed $0 thereafter*
Unlevered Free Cash Flow (DCF)	($35)	$231	$125	$204	$228	*Calculation*

Source: Detailed Luna management projections provided through 3/31/2021 with extrapolation provided for Unlevered Pre-Tax FCF, Company Defined Adjusted OIBDA and Revenue.

Note: Luna management projections.

[1] CY2019 – 2020 based on extrapolation.

RAINE 32

PRIVATE AND CONFIDENTIAL Implied Terminal Multiple ('20E Post-SBC OIBDA) - Incl. Tax Adj. Discount Perpetuity Growth Rate -Rate 2.50% 2.75% 3.00% 3.25% 3.50% 8.75% 10.4x 10.8x 11.3x 11.9x 12.4x 9.00% 10.0 10.4 10.9 11.4 11.9 9.25% 9.6 10.0 10.4 10.9 11.4 9.50% 9.3 9.6 10.0 10.5 10.9 9.75% 9.0 9.3 9.7 10.1 10.5 Implied Terminal Multiple ('20E Pre-SBC OIBDA) - Incl. Tax Adj. Discount Perpetuity Growth Rate Rate 2.50% 2.75% 3.00% 3.25% 3.50% 8.75% 8.8x 9.2x 9.6x 10.1x 10.6x 9.00% 8.5 8.8 9.2 9.7 10.1 9.25% 8.2 8.5 8.9 9.3 9.7 9.50% 7.9 8.2 8.5 8.9 9.3 9.75% 7.6 7.9 8.2 8.6 8.9 Luna Standalone Discounted Cash Flows Analysis (Cont’d) Luna Management Projections ($ per Share, except multiples) 33 Implied Price per Share¹ Enterprise Discount Perpetuity Growth Rate Rate 2.50% 2.75% 3.00% 3.25% 3.50% 8.75% $21.33 $22.02 $22.77 $23.59 $24.49 9.00% 20.55 21.19 21.88 22.62 23.44 9.25% 19.84 20.42 21.05 21.73 22.48 9.50% 19.17 19.71 20.29 20.92 21.59 9.75% 18.55 19.05 19.58 20.16 20.78 Implied Terminal Multiple ('20E Pre-SBC OIBDA) - Excl. Tax Adj. Discount Perpetuity Growth Rate Rate 2.50% 2.75% 3.00% 3.25% 3.50% 8.75% 11.7x 12.2x 12.8x 13.4x 14.1x 9.00% 11.3 11.7 12.3 12.8 13.4 9.25% 10.9 11.3 11.8 12.3 12.9 9.50% 10.5 10.9 11.3 11.8 12.4 9.75% 10.1 10.5 10.9 11.4 11.9 Implied Terminal Multiple ('20E Post-SBC OIBDA) - Excl. Tax Adj. Discount Perpetuity Growth Rate Rate 2.50% 2.75% 3.00% 3.25% 3.50% 8.75% 13.8x 14.4x 15.0x 15.7x 16.5x 9.00% 13.2 13.8 14.4 15.1 15.8 9.25% 12.8 13.3 13.9 14.5 15.1 9.50% 12.3 12.8 13.3 13.9 14.5 9.75% 11.9 12.4 12.9 13.4 14.0 Implied Price Per Share Excluding Tax Adj.2 Including Tax Adj.2 Source: Detailed Luna management projections provided through 3/31/2021 with extrapolation provided for Unlevered Pre-Tax FCF, Company Defined Adjusted OIBDA and Revenue. Note: Valuation as of 3/31/2016. 1 Equity value calculated using $846mm in debt (including $60mm of convertible debt, converting at a strike price of $29.32), $58mm in cash, $91mm in minority interest and $1,102mm in unconsolidated assets. For illustrative purposes, at 9.25% WACC and 3.0% perpetuity growth, the treasury-stock fully diluted method share count is 155.4. 2 NPV adjustment for Luna tax rate differential vs. US peers as of YE 2020E.

PRIVATE AND CONFIDENTIAL Date Firm Valuation Methodology Multiple Year Rating Target Price % Premium to Current % Premium to Publish Day 5/26/2016 Topeka Capital Markets LFCF Multiple FY2017 Buy $40.00 91.0% 102.4% 6/5/2016 Evercore ISI DCF Buy $32.00 52.8% 36.6% 6/7/2016 PiperJaffray DCF Overweight $30.00 43.3% 30.6% 5/27/2016 Jeffries OIBDA Multiple FY2018 Buy $29.00 38.5% 36.4% 6/6/2016 Barrington Research OIBDA Multiple FY2017 Outperform $27.00 28.9% 17.4% 5/27/2016 Macquarie OIBDA Multiple FY2018 Outperform $27.00 28.9% 27.0% 5/26/2016 JP Morgan P/E Multiple FY2018 Overweight $26.00 24.2% 31.6% 5/27/2016 Goldman Sachs Blended¹ CY2017 Neutral $24.00 14.6% 12.9% 5/27/2016 RBC Capital Markets OIBDA Multiple CY2016/17 Sector Perform $23.00 9.8% 8.2% 5/27/2016 Cowen and Company Blended² Market Perform $22.00 5.1% 1.1% Average $28.00 33.7% 30.4% Median $27.00 28.9% 28.8% Current Trading Price $20.94 Analyst Targets Luna Research Target Prices Source: Wall Street Research and Bloomberg. Trading price as of 6/29/2016. ¹ Blended valuation methodology of 85% EBITDA Multiple and 15% M&A. ² Blended valuation methodology including DCF, P/E Multiple, OIBDA Multiple, and Sum-of-the-Parts. 34

PRIVATE AND CONFIDENTIAL Research Studio Sum-of-the-Parts Analysis Diversified Media Studio Segments Source: Wall Street research.

35 Company	Analyst	Date	Multiple

Credit Suisse	5/3/2016	8.5x 2017E EBITDA
Morgan Stanley (Fair Market Value)	5/2/2016	10.2x 2016E EBITDA / 9.8x 2017E EBITDA
Morgan Stanley (Market Value)	4/28/2016	26.2x 2017E EBITDA
Wedbush	4/28/2016	13.0x 2016E/2017E EBITDA
RBC Capital Markets	4/7/2016	15.0x 2016E/2017E EBITDA
RBC Capital Markets	4/7/2016	9.0x 2016E/2017E EBITDA

PRIVATE AND CONFIDENTIAL

Luna Comparable Companies Analysis

($ in millions, except per share values) | Calendar Years Ended 12/31

	Market Valuation				Growth Profile		Key Metrics		Valuation Metrics								Leverage
	Stock Price[1]	% 52 Week	Equity	Adj. Enterprise	CY2016-CY2018		Post-SBC OIBDA Margin		EV / Pre-SBC OIBDA				EV / Post-SBC OIBDA				Net Debt/LTM
	6/29/2016	High	Value	Value	Revenue	OIBDA	CY2016	CY2017	LTM	CY2016	CY2017	CY2018	LTM	CY2016	CY2017	CY2018	Pre-SBC OIBDA
Saturn - Management	$28.25	60.6%	$2,931	$4,025	2.0%	9.5%	27.0%	28.6%	9.3x	8.2x	7.4x	6.6x	10.1x	8.8x	7.9x	6.9x	2.8x
Saturn - Consensus	28.25	60.6%	2,931	4,025	1.8%	13.0%	25.3%	27.5%	9.3	8.6	7.9	7.3	10.0	9.3	8.4	7.7	2.8
Luna - Management[2,3]	20.94	50.6%	3,254	2,510	1.0%	96.2%	2.4%	5.1%	22.6	15.6	11.1	8.9	62.7	37.7	17.2	11.0	20.2
Luna - Consensus[2]	20.94	50.6%	3,254	2,510	4.4%	54.2%	4.1%	8.8%	22.6	13.9	7.9	7.7	64.5	23.9	10.3	10.1	20.2
Standalone Film Studio																	
Dreamworks[4]	$ 27.12	91.2%	$ 2,501	$ 2,864	16.7%	44.0%	12.1%	17.0%	19.2x	20.9x	13.8x	11.0x	22.5x	25.3x	15.7x	12.2x	2.1x
Cable Networks																	
Discovery	$ 24.38	69.8%	$ 15,063	$ 21,974	6.0%	6.8%	36.4%	36.5%	9.0x	8.9x	8.4x	8.0x	9.2x	9.1x	8.6x	8.1x	3.1x
Scripps	60.97	89.1%	7,901	10,709	4.3%	4.0%	41.1%	41.0%	7.3	7.5	7.2	7.0	7.4	7.7	7.4	7.1	2.4
AMC Networks	57.24	65.7%	4,260	6,658	5.1%	4.4%	32.3%	32.1%	7.4	7.2	6.9	6.7	7.7	7.4	7.0	6.8	2.6
MSG Networks	15.51	18.3%	1,175	2,405	3.8%	4.8%	46.6%	46.6%	5.4	7.6	7.4	6.9	5.6	7.8	7.6	7.1	3.1
Cable Networks Median					**4.7%**	**4.6%**	**38.7%**	**38.7%**	**7.3x**	**7.6x**	**7.3x**	**6.9x**	**7.6x**	**7.7x**	**7.5x**	**7.1x**	**2.8x**
Diversified Media																	
Walt Disney	$ 96.98	79.4%	$ 159,728	$ 173,971	5.2%	5.6%	30.6%	30.4%	10.2x	9.7x	9.3x	8.8x	10.4x	10.0x	9.6x	9.0x	0.9x
Time Warner	71.69	78.5%	57,748	76,733	5.4%	3.6%	28.2%	28.6%	9.3	9.1	8.5	8.5	9.5	9.3	8.7	8.7	2.7
Twenty-First Century Fox	27.00	77.8%	51,579	56,822	5.8%	8.1%	25.1%	25.4%	8.8	7.8	7.4	6.7	9.0	8.0	7.5	6.8	2.3
Viacom	40.36	61.6%	16,332	27,509	2.4%	0.8%	29.2%	29.9%	7.1	7.1	6.8	7.0	7.3	7.3	7.0	7.2	3.2
CBS	52.76	91.1%	24,507	32,097	2.8%	5.7%	23.6%	23.8%	9.5	8.9	8.7	8.0	10.0	9.4	9.2	8.4	2.3
Diversified Media Median					**4.9%**	**5.1%**	**28.2%**	**28.6%**	**9.1x**	**8.7x**	**8.2x**	**8.0x**	**9.3x**	**9.0x**	**8.4x**	**8.4x**	**2.3x**

Source: Public filings and Capital IQ as of 6/29/2016.

Unless otherwise noted Adj. Enterprise Value calculated as market capitalization (considering all classes of stock) plus total debt and minority interest less cash and unconsolidated assets.

[1] Stock Price reflects primary stock listing; enterprise value calculation considers all classes of stock.

[2] Luna debt excludes production loans and excludes in the money convertible debt. Adj. Enterprise Value adjusted for NPV of tax differential of $520mm and unconsolidated assets of $1,102mm (see appendix for detail).

[3] Source: Luna management projections.

[4] Dreamworks figures as of 4/26/2016 prior to acquisition announcement by Comcast.

RAINE 36

PRIVATE AND CONFIDENTIAL VI. Luna – Combination Analysis 37

PRIVATE AND CONFIDENTIAL Current Luna Market Price Luna Price per No Vote Share $16.75 $17.80 $18.85 $19.89 $20.43 $20.94 $21.99 $23.03 $24.08 $25.13 % Premium / (Discount) to Current Luna Market Price (20.0%) (15.0%) (10.0%) (5.0%) (2.4%) 0.0% 5.0% 10.0% 15.0% 20.0% Exchange Ratio 0.678x 0.678x 0.678x 0.678x 0.678x 0.678x 0.678x 0.678x 0.678x 0.678x Value of Stock Consid. per Saturn Series A Basic Share $11.36 $12.07 $12.79 $13.50 $13.86 $14.21 $14.92 $15.63 $16.34 $17.05 Value of Cash Consid. Per Saturn Series A Basic Share $18.00 $18.00 $18.00 $18.00 $18.00 $18.00 $18.00 $18.00 $18.00 $18.00 Pre-Synergy Merger Consid. to Saturn Series A Basic Share $29.36 $30.07 $30.79 $31.50 $31.86 $32.21 $32.92 $33.63 $34.34 $35.05 NPV of Cost Synergies $436 $436 $436 $436 $436 $436 $436 $436 $436 $436 Low NPV of Tax Synergies 544 544 544 544 544 544 544 544 544 544 Synergies NPV of Total Synergies $980 $980 $980 $980 $980 $980 $980 $980 $980 $980 ($50mm Non-Luna Saturn Series A Basic S/H PF Ownership of Luna¹ 25.2% 25.2% 25.2% 25.2% 25.2% 25.2% 25.2% 25.2% 25.2% 25.2% Cost + NPV of Synergies to Non-Luna Saturn Series A Basic Shares $247 $247 $247 $247 $247 $247 $247 $247 $247 $247 $50mm Non-Luna Saturn Series A Basic Shares Outstanding¹ 86 86 86 86 86 86 86 86 86 86 Tax)² Synergies per Saturn Series A Basic Share $2.86 $2.86 $2.86 $2.86 $2.86 $2.86 $2.86 $2.86 $2.86 $2.86 Merger Consideration to Saturn Series A Basic Share Incl. Synergies $32.22 $32.93 $33.64 $34.35 $34.71 $35.06 $35.77 $36.48 $37.19 $37.90 NPV of Cost Synergies $654 $654 $654 $654 $654 $654 $654 $654 $654 $654 High NPV of Tax Synergies 544 544 544 544 544 544 544 544 544 544 Synergies NPV of Total Synergies $1,198 $1,198 $1,198 $1,198 $1,198 $1,198 $1,198 $1,198 $1,198 $1,198 ($75mm Non-Luna Saturn Series A Basic S/H PF Ownership of Luna¹ 25.2% 25.2% 25.2% 25.2% 25.2% 25.2% 25.2% 25.2% 25.2% 25.2% Cost + NPV of Synergies to Non-Luna Saturn Series A Basic Shares $302 $302 $302 $302 $302 $302 $302 $302 $302 $302 $50mm Non-Luna Saturn Series A Basic Shares Outstanding¹ 86 86 86 86 86 86 86 86 86 86 Tax)² Synergies per Saturn A Share $3.49 $3.49 $3.49 $3.49 $3.49 $3.49 $3.49 $3.49 $3.49 $3.49 Merger Consideration to Saturn Series A Basic Share Incl. Synergies $32.86 $33.57 $34.28 $34.99 $35.35 $35.70 $36.41 $37.12 $37.83 $38.54 Luna + Saturn: Luna Share Price Sensitivity Analysis Merger Consideration to Saturn Series A Basic Share ($ in millions, except per share data) Source: Synergies per company management guidance. Market price per Capital IQ as of 6/29/2016. Assumes transaction is financed with the debt contemplated by the debt financing commitment papers. 1 Saturn Series A shares outstanding and pro forma ownership excludes Luna held shares. 2 Tax and Cost Synergies calculated using a 9.00% discount rate and 0.00% perpetuity growth rate. 38 PF Luna No Vote Price if 5% PF Luna High Vote / PF Luna No Vote Premium Luna LTM Low Price: $18.53

PRIVATE AND CONFIDENTIAL

Luna + Saturn - $18 Cash + 0.6784 Luna Shares

Saturn Management Projections & Luna Management Projections

($ in millions, except per share values) | Calendar Years Ended 12/31 | Excludes Synergies

		$18 Cash + 0.6784 Luna Shares to Low Vote Shares			
		No Luna Voting Share Prem.		5% Luna Voting Share Prem.	
	Luna @ Market	Saturn @ Luna Offer	Pro Forma Luna	Saturn @ Luna Offer	Pro Forma Luna
Low Vote Share Price	$20.94	$32.21	$20.94	$31.86	$20.43
% Premium to Market	*0.0%*	*14.0%*	*0.0%*	*12.8%*	*(2.4%)*
Equity Value	**$3,252**	**$3,384**	**$4,872**	**$3,350**	**$4,839**
Plus: Total Debt	$828	$1,129	$3,566	$1,129	$3,566
Less: Cash	(58)	(10)	(68)	(10)	(68)
Plus/Less: MI / (UA) / (NPV Tax Benefit)[1]	(1,400)	(25)	(1,425)	(25)	(1,425)
Less: Saturn Stake @ Offer	(156)	0	0	0	0
Total Enterprise Value	**$2,467**	**$4,479**	**$6,946**	**$4,444**	**$6,912**
Valuation & Leverage Metrics					
Enterprise Value / 2016E Pre-SBC OIBDA	15.3x	9.1x	10.7x	9.1x	10.6x
Enterprise Value / 2017E Pre-SBC OIBDA	10.9	8.3	9.0	8.2	9.0
Enterprise Value / 2016E Post-SBC OIBDA	38.1x	9.7x	13.2x	9.7x	13.2x
Enterprise Value / 2017E Post-SBC OIBDA	17.4	8.8	10.6	8.7	10.6
2016E EPS Accretion / (Dilution)			234.6%		234.6%
2017E EPS Accretion / (Dilution)			71.1%		71.0%
Net Debt / 2016E Pre-SBC OIBDA	4.8x	2.3x	5.4x	2.3x	5.4x
Economic Ownership					
Luna	100.0%	0.0%	66.8%	0.0%	66.7%
Saturn	0.0%	100.0%	33.2%	100.0%	33.3%
Basic Non-Luna Saturn Series A S/Hs	*0.0%*	*84.7%*	*25.2%*	*84.7%*	*25.2%*

Assumes $1.6bn of cash to Saturn S/Hs

Source: Company management projections and Luna management projections. Current trading price as of 6/29/2016. Balance sheets as of 3/31/2016.

Note: Assumes $94mm of incremental interest per latest financing grid and commitment papers. Assumes transaction is financed with the debt contemplated by the debt financing commitment papers.

[1] Luna unconsolidated investment in Saturn valued at offer valuation. Includes $520mm NPV adjustment for Luna tax rate differential vs. US peers (see appendix for detail).

RAINE

39

PRIVATE AND CONFIDENTIAL Implied Value Per PF Luna Low Vote Share (5% High Vote Prem.) Discount Perpetuity Growth Rate Rate 1.50% 1.75% 2.00% 2.25% 2.50% 8.50% $25.88 $27.01 $27.96 $28.99 $30.10 8.75% 24.94 25.76 26.65 27.59 28.62 9.00% 23.83 24.59 25.42 26.30 27.24 9.25% 22.79 23.50 24.26 25.08 25.95 9.50% 21.81 22.47 23.18 23.94 24.76 Implied Value Per PF Luna Low Vote Share (5% High Vote Prem.) Discount Perpetuity Growth Rate Rate 1.50% 1.75% 2.00% 2.25% 2.50% 8.50% $25.21 $26.34 $27.06 $28.09 $29.20 8.75% 24.05 24.88 25.77 26.72 27.74 9.00% 22.96 23.73 24.56 25.44 26.38 9.25% 21.93 22.66 23.43 24.24 25.12 9.50% 20.99 21.66 22.37 23.13 23.94 Implied Value Per PF Luna Low Vote Share (5% High Vote Prem.) Discount Perpetuity Growth Rate Rate 1.50% 1.75% 2.00% 2.25% 2.50% 8.50% $21.09 $21.99 $22.95 $24.00 $25.13 8.75% 20.04 20.88 21.77 22.73 23.77 9.00% 19.06 19.83 20.67 21.56 22.51 9.25% 18.14 18.86 19.63 20.46 21.35 9.50% 17.27 17.95 18.67 19.44 20.26 Implied Value per PF Luna Low Vote Share (No High Vote Prem.) Discount Perpetuity Growth Rate Rate 1.50% 1.75% 2.00% 2.25% 2.50% 8.50% $26.82 $27.48 $28.45 $29.50 $30.62 8.75% 25.37 26.22 27.11 28.08 29.12 9.00% 24.25 25.03 25.86 26.76 27.71 9.25% 23.19 23.91 24.69 25.52 26.41 9.50% 22.19 22.87 23.59 24.36 25.19 Implied Value per PF Luna Low Vote Share (No High Vote Prem.) Discount Perpetuity Growth Rate Rate 1.50% 1.75% 2.00% 2.25% 2.50% 8.50% $25.65 $26.80 $27.53 $28.58 $29.71 8.75% 24.47 25.31 26.22 27.18 28.22 9.00% 23.37 24.15 24.99 25.88 26.85 9.25% 22.32 23.06 23.84 24.67 25.56 9.50% 21.36 22.04 22.76 23.53 24.36 Implied Value per PF Luna Low Vote Share (No High Vote Prem.) Discount Perpetuity Growth Rate Rate 1.50% 1.75% 2.00% 2.25% 2.50% 8.50% $21.46 $22.37 $23.36 $24.42 $25.57 8.75% 20.39 21.24 22.16 23.13 24.19 9.00% 19.39 20.19 21.03 21.94 22.91 9.25% 18.46 19.20 19.98 20.82 21.73 9.50% 17.58 18.27 19.00 19.78 20.62 Saturn + Luna Pro Forma DCF – Luna PF Price Annual Cost Synergy Range of Low ($50mm) to High ($75mm) & Annual Tax Synergies ($50mm) ($ per Share) 40 Without Synergies Low Synergies High Synergies Implied Value to Pro Forma Luna Low Vote Shares – No Luna High to Low Vote Premium Implied Value to Pro Forma Luna Low Vote Shares – 5% Luna High to Low Vote Premium Source: Company management projections and Luna management projections. Note: Valuation as of 3/31/2016. Equity value based on treasury stock fully diluted method calculated using a combined $3,584mm in debt (including $60mm of convertible debt, converting at a strike price of $29.32), $68mm in cash, $91mm in minority interest and $995mm in unconsolidated assets (excludes Luna-owned Saturn shares). Assumes transaction is financed with the debt contemplated by the debt financing commitment papers.

PRIVATE AND CONFIDENTIAL Implied Consideration to Saturn A S/H (5% High Vote Prem.) Discount Perpetuity Growth Rate Rate 0.00% 1.50% 1.75% 2.00% 2.25% 8.50% $35.56 $36.32 $36.97 $37.67 $38.42 8.75% 34.92 35.48 36.08 36.72 37.41 9.00% 34.16 34.69 35.24 35.84 36.48 9.25% 33.46 33.94 34.46 35.01 35.61 9.50% 32.80 33.25 33.73 34.24 34.80 Implied Consideration to Saturn A S/H (5% High Vote Prem.) Discount Perpetuity Growth Rate Rate 0.00% 1.50% 1.75% 2.00% 2.25% 8.50% $35.10 $35.87 $36.35 $37.05 $37.81 8.75% 34.31 34.88 35.48 36.12 36.82 9.00% 33.58 34.10 34.66 35.26 35.90 9.25% 32.88 33.37 33.89 34.45 35.04 9.50% 32.24 32.69 33.17 33.69 34.24 Implied Consideration to Saturn A S/H (5% High Vote Prem.) Discount Perpetuity Growth Rate Rate 1.50% 1.75% 2.00% 2.25% 2.50% 8.50% $32.30 $32.92 $33.57 $34.28 $35.05 8.75% 31.59 32.16 32.77 33.42 34.12 9.00% 30.93 31.46 32.02 32.63 33.27 9.25% 30.30 30.80 31.32 31.88 32.48 9.50% 29.72 30.18 30.66 31.19 31.74 Implied Consideration to Saturn A S/H (No High Vote Premium) Implied Consideration to Saturn A S/H (5% High Vote Prem.) Discount Perpetuity Growth Rate Rate 1.50% 1.75% 2.00% 2.25% 2.50% 8.50% $36.20 $36.64 $37.30 $38.01 $38.78 8.75% 35.21 35.79 36.39 37.05 37.75 9.00% 34.45 34.98 35.55 36.15 36.80 9.25% 33.73 34.22 34.75 35.31 35.92 9.50% 33.06 33.52 34.00 34.53 35.09 Implied Consideration to Saturn A S/H (No High Vote Premium) Implied Consideration to Saturn A S/H (5% High Vote Prem.) Discount Perpetuity Growth Rate Rate 1.50% 1.75% 2.00% 2.25% 2.50% 8.50% $32.56 $33.18 $33.85 $34.57 $35.35 8.75% 31.83 32.41 33.03 33.69 34.41 9.00% 31.16 31.69 32.27 32.88 33.54 9.25% 30.52 31.02 31.56 32.13 32.74 9.50% 29.93 30.39 30.89 31.42 31.99 Saturn + Luna PF DCF – Consideration to Saturn Series A S/H Annual Cost Synergy Range of Low ($50mm) to High ($75mm) & Annual Tax Synergies ($50mm) ($ per Share) | Consideration of $18.00 Cash + 0.6784x PF Luna No Vote Shares 41 Without Synergies Low Synergies Consideration to Saturn Series A Shareholders – No Luna High to Low Vote Premium Consideration to Saturn Series A Shareholders – 5% Luna High to Low Vote Premium High Synergies Implied Consideration to Saturn A S/H (No High Vote Premium) Implied Consideration to Saturn A S/H (5% High Vote Prem.) Discount Perpetuity Growth Rate Rate 1.50% 1.75% 2.00% 2.25% 2.50% 8.50% $35.40 $36.18 $36.68 $37.39 $38.16 8.75% 34.60 35.17 35.79 36.44 37.15 9.00% 33.85 34.38 34.95 35.56 36.21 9.25% 33.14 33.65 34.17 34.73 35.34 9.50% 32.49 32.95 33.44 33.96 34.52 Source: Company management projections and Luna management projections. Note: Valuation as of 3/31/2016. Equity value based on treasury stock fully diluted method calculated using a combined $3,584mm in debt (including $60mm of convertible debt, converting at a strike price of $29.32), $68mm in cash, $91mm in minority interest and $995mm in unconsolidated assets (excludes Luna-owned Saturn shares). Assumes transaction is financed with the debt contemplated by the debt financing commitment papers.

PRIVATE AND CONFIDENTIAL ($ in millions) 2013E 2014E 2015E 2016E 2017E 2018E 2019E Saturn Pre-SBC OIBDA $477 $502 $462 $490 $543 $612 $633 Luna Pre-SBC OIBDA1 383 337 156 161 226 281 314 Synergies (Luna Estimates) -- -- -- -- 41 52 52 PF Pre-SBC OIBDA (Incl. Synergies) $859 $839 $618 $651 $810 $945 $999 % Growth (2.4%) (26.4%) 5.4% 24.3% 16.8% 5.7% Less: Combined Capex ($26) ($20) ($20) Less: Combined Film & TV Inv. (Net of Amort.) 156 (13) (8) Less: NWC (40) (97) (59) Less: Other Adjustments (47) (17) (2) Less: Integration Costs (20) (5) -- Unlevered Pre-Tax Cash Flows $852 $798 $909 Less: PF Interest Expense (190) (189) (187) Less: Luna Standalone Cash Taxes (11) (12) (14) Less: Saturn PF Cash Taxes -- -- -- Free Cash Flow $651 $597 $708 Rate Revolver 3.13% $150 $150 $150 $150 Term Loan A 3.13% 1,000 988 975 958 Term Loan B 4.50% 1,900 1,881 1,862 1,843 Capital Leases 6.25% 63 63 63 63 Senior Notes 9.50% 670 670 670 670 Convertible Notes 1.25% 60 60 -- -- Total Debt $3,843 3,812 3,720 3,684 Cash 238 889 1,486 2,194 Total Debt / PF Pre-SBC OIBDA (Incl. Synergies) 5.9x 4.7x 3.9x 3.7x Net Debt / PF Pre-SBC OIBDA (Incl. Synergies) 5.5 3.6 2.4 1.5 Luna + Saturn Liquidity Profile Saturn Management Model & Luna Management Model| Assuming 12/31/2016 Close ($ in millions) | Calendar Years Ended 12/31 | Includes Luna Synergy Estimate 42 Source: Company management projections and Luna management projections. Note: Assumes interest rate per latest financing grid and commitment papers. Assumes transaction is financed with the debt contemplated by the debt financing commitment papers. 1 Excludes equity income from affiliates and gain on sales of affiliates.

PRIVATE AND CONFIDENTIAL Appendix A: Dual Class Consideration 43

Confidential information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to this omitted information.

PRIVATE AND CONFIDENTIAL (1.0%) 0.1% 0.4% (0.6%) (1.0%) (0.7%) (0.0%) (0.4%) 11.2% 10.1% 12.3% 12.9% (10.8%) (14.4%) (15.3%) (16.3%) Current Trading Price 30day VWAP 60day VWAP 120day VWAP 1.0% 1.7% 1.7% 2.2% 0.6% 1.0% 1.2% 1.7% 12.1% 10.3% 9.1% 9.4% (14.3%) (12.7%) (11.9%) (10.2%) Current Trading Price 30day VWAP 60day VWAP 120day VWAP Market Premium for Vote over No-Vote1 Market Premium for High Vote over Low Vote2 44 Public Trading – Market Premium Screening criteria of companies in TMT sector with differential voting rights for primary and secondary listings on major US stock exchanges. 1Vote over No-Vote companies: Google, Bel Fuse, Discovery, Liberty Broadband, News Corporation, Radio One, Reading International, The Liberty Braves, Liberty Media, The Liberty SiriusXM Group, Twenty-First Century Fox, Viacom, Zillow 2High Vote over Low Vote companies: Discovery Communications, Gray Television, John Wiley & Sons, Liberty TripAdvisor Holdings, QAD, Saturn Source: Capital IQ as of 6/29/2016. Analysis Description ▪ An analysis of 21 companies with differential voting rights for stock classes shows that there is typically a market premium attached to stock classes with greater voting rights. ▪ Analysis Criteria − Primary and secondary listings on major US exchanges − Industry classification of media or information technology or telecommunication services (TMT) 1.9% 2.2% 2.9% 2.9% 1.5% 1.7% 2.1% 2.2% 10.0% 8.6% 8.0% 9.4% (12.6%) (12.7%) (10.2%) (9.9%) Today Closing 30day VWAP 60day VWAP 120day VWAP Median Average High Low

Confidential information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to this omitted information.

PRIVATE AND CONFIDENTIAL Public Trading – Market Premium Detail Source: Capital IQ as of 6/29/2016 and company filings or investor relations. 45 Comparing Vote to No Vote Market Premium / (Discount) Current Trading Price Vote to Non Vote Company Name Vote No Vote Current Trading Price 30day VWAP 60day VWAP 120day VWAP Alphabet Inc. $695.19 $684.11 1.6% 1.9% 1.9% 2.3% Bel Fuse Inc. $15.00 $17.50 (14.3%) (12.7%) (11.9%) (10.2%) Discovery Communications, Inc. $24.38 $23.08 5.6% 4.2% 3.7% 3.7% Liberty Broadband Corporation $58.95 $59.36 (0.7%) (0.4%) (0.1%) 0.0% News Corporation $11.52 $11.23 2.6% 3.1% 3.4% 3.9% Radio One Inc. $2.97 $3.24 (8.4%) (1.5%) (1.7%) (0.3%) Reading International, Inc. $12.48 $12.80 (2.5%) (5.1%) (2.4%) (2.3%) The Liberty Braves Group $14.50 $14.03 3.3% 2.8% 2.8% 3.0% The Liberty Media Group $18.76 $18.60 0.9% 1.8% 1.9% 2.1% The Liberty SiriusXM Group $30.72 $30.39 1.1% 1.6% 1.4% 1.4% Twenty-First Century Fox, Inc. $27.07 $27.00 0.3% 0.1% 0.3% 0.4% Viacom, Inc. $45.23 $40.36 12.1% 10.3% 9.1% 9.4% Zillow Group, Inc. $35.36 $35.17 0.5% 0.9% 1.5% 3.2% Low Median Average High Comparing High Vote to Low Vote Market Premium / (Discount) Current Trading Price High Vote to Low Vote Company Name High Vote Low Vote Current Trading Price 30day VWAP 60day VWAP 120day VWAP Discovery Communications, Inc. $24.15 $24.38 (0.9%) 0.4% 0.0% (0.6%) Gray Television, Inc. $10.90 $9.80 11.2% 10.1% 12.3% 12.9% John Wiley & Sons Inc. $48.69 $50.74 (4.0%) (1.4%) (1.1%) (1.5%) Liberty TripAdvisor Holdings, Inc. $21.44 $21.53 (0.4%) 1.6% 3.0% 3.9% QAD Inc. $17.03 $19.08 (10.8%) (14.4%) (15.3%) (16.3%) Saturn $27.97 $28.25 (1.0%) (0.2%) 0.7% (0.6%) Low (10.8%) (14.4%) (15.3%) (16.3%) Median (1.0%) 0.1% 0.4% (0.6%) Average (1.0%) (0.7%) (0.0%) (0.4%) High 11.2% 10.1% 12.3% 12.9%

PRIVATE AND CONFIDENTIAL

Precedent Transactions - Differential Consideration

($ in millions)

Analysis Description

- Of 58 transactions with classes of stock with unequal voting since 2008, 3 transactions resulted in the high vote class receiving a premium for their shares
  - Analysis Criteria
    - All publicly announced transactions with a US or non-US public target and at least one SEC filer participant
    - Deals valued over $100 million
    - Announced since 2008
    - Target with classes of stock with unequal voting
- Plus, select additional pre-2008 transactions that resulted in differential consideration for unequal voting classes of stock

Differential Consideration Transaction Detail

Ann. Date	Target	Acquiror	Trx. Equity Value	% High Vote Ownership: Voting	% High Vote Ownership: Economic	High Vote to Low Vote Premium	Total Premium Consid. as % of: Total Consid.	Total Premium Consid. as % of: Low Vote Consid.
Feb-13	Assisted Living Concepts, Inc.	TPG	$279	59.0%	12.6%	7.5%	0.9%	1.1%
Dec-11	Delphi Financial Group, Inc.	Tokio Marine Holdings, Inc.	2,743	49.9%	12.3%	20.1%	2.4%	2.8%
Sep-09	Affiliated Computer Services, Inc.	Xerox Corporation	6,467	41.2%	6.6%	74.2%	4.6%	5.2%
Nov-04	Robert Mondavi Corporation	Constellation Brands, Inc.	1,031	83.4%	36.9%	16.5%	5.2%	8.3%
Feb-00	SFX Entertainment	Clear Channel Communications, Inc.	3,378	28.4%	3.8%	66.7%	2.5%	2.6%
Mar-99	Century Communications Corp.	Adelphia Communications Corporation	3,597	92.3%	54.5%	9.1%	4.7%	10.9%
Jun-98	Tele-Communications Inc.[1]	AT&T Corp.	36,023	56.8%	11.6%	10.0%	1.1%	1.3%
Aug-97	SFX Broadcasting, Inc.	Capstar Broadcasting Partners Inc. / Hicks, Muse, Tate & Furst, Inc.	1,108	49.3%	8.1%	30.0%	2.4%	2.6%
Aug-96	Home Shopping Network, Inc.	Silver King Communications, Inc.	1,197	74.3%	22.4%	20.0%	4.3%	5.8%
				Low		7.5%	0.9%	1.1%
				Median		20.0%	2.5%	2.8%
				Mean		28.2%	3.1%	4.5%
				High		74.2%	5.2%	10.9%
		Saturn Offer (0% PF Luna High Vote to PF Luna No Vote Premium)[2]				4.7%	0.3%	0.4%
		Saturn Offer (5% PF Luna High Vote to PF Luna No Vote Premium)[2]				5.9%	0.4%	0.5%

[1] TCI Group Series A and Series B consideration (excludes TCI Ventures Group and Liberty Media Group tracking stocks).

[2] Consideration to Saturn excludes shares held by Luna.

Source: Dealpoint Data as of 6/10/2016. Public filings.

RAINE 46

PRIVATE AND CONFIDENTIAL Appendix B: Supplemental Valuation Material 47

Saturn WACC Analysis

PRIVATE AND CONFIDENTIAL

($ in millions)

Comparable Companies	Levered Beta	Total Net Debt	Fully Diluted Equity Value	Net Debt / Equity	Net Debt / Total Cap.	Tax Rate	Unlevered Beta
Saturn	1.051	$1,120	$2,931	38.2%	27.6%	35.0%	0.84
Discovery	1.017	7,593	15,063	50.4%	33.5%	38.0%	0.77
Scripps	0.975	3,495	7,901	44.2%	30.7%	38.0%	0.77
AMC Networks	0.954	2,312	4,260	54.3%	35.2%	38.0%	0.71
Average	**0.999**	**$3,630**	**$7,539**	**46.8%**	**31.8%**	**37.3%**	**0.77**
Median	**0.996**	**$2,904**	**$6,081**	**47.3%**	**32.1%**	**38.0%**	**0.77**

Market Inputs	
Risk Free Rate	1.86%
Market Risk Premium	7.00%
Size Premium	1.65%

Saturn Cost of Debt	
Estimated Pre-Tax Cost of Debt	4.25%
Tax Rate	35.00%
After-Tax Cost of Debt	2.77%

Saturn Cost of Equity	
Risk Free Rate	1.86%
Unlevered Beta	0.77
Levered Beta	0.95
Market Risk Premium	7.00%
Size Premium	1.65%
Saturn Cost of Equity	10.16%

Saturn Weighted Average Cost of Capital	
Saturn Debt to Capitalization	26.50%
Saturn Equity to Capitalization	73.50%
Weighted Average Cost of Debt	0.73%
Weighted Average Cost of Equity	7.47%
Saturn WACC	**8.20%**

Unlevered Beta - WACC Sensitivity			
Unlevered Beta	**0.75x**	**0.80x**	**0.85x**
WACC	**8.08%**	**8.39%**	**8.71%**

Source: Risk free rate per 20yr treasury. Market and size premium per 2015 Ibbotson. Estimated pre-tax cost of debt per weighted average interest rate per company filings. Tax rate per Luna due diligence / management guidance. Financial information per Capital IQ as of 6/29/2016, company filings and Wall Street research. 5yr levered beta per Bloomberg as of 6/17/2016. Debt to capitalization based on management guided future Net Debt to OIBDA target of 2.5x as of 6/29/2016.

RAINE 48

Confidential information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to this omitted information.

PRIVATE AND CONFIDENTIAL Luna Weighted Average Cost of Capital Luna Debt to Capitalization 19.07% Luna Equity to Capitalization 80.93% Weighted Average Cost of Debt 0.71% Weighted Average Cost of Equity 8.25% Luna WACC 8.96% Market Inputs Risk Free Rate 1.86% Market Risk Premium 7.00% Size Premium 1.65% Luna Cost of Debt Estimated Pre-Tax Cost of Debt 4.39% Tax Rate 15.00% After-Tax Cost of Debt 3.73% Luna Cost of Equity Risk Free Rate 1.86% Unlevered Beta 0.80 Levered Beta 0.95 Market Risk Premium 7.00% Size Premium 1.65% Luna Cost of Equity 10.19% Comparable Companies Levered Beta Total Net Debt Fully Diluted Equity Value Net Debt / Equity Gross Debt / Total Cap. Tax Rate Unlevered Beta Luna 0.903 $788 $3,254 24.2% 19.5% 15.0% 0.75 Saturn 1.051 $1,120 $2,931 38.2% 27.6% 35.0% 0.84 Walt Disney 1.093 16,138 159,728 10.1% 9.2% 38.0% 1.03 Time Warner 0.965 22,254 57,748 38.5% 27.8% 38.0% 0.78 Twenty-First Century Fox 1.081 14,752 51,579 28.6% 22.2% 38.0% 0.92 Viacom 1.197 12,518 16,332 76.6% 43.4% 38.0% 0.81 Discovery 1.017 7,593 15,063 50.4% 33.5% 38.0% 0.77 Scripps 0.975 3,495 7,901 44.2% 30.7% 38.0% 0.77 AMC Networks 0.954 2,312 4,260 54.3% 35.2% 38.0% 0.71 Average Median Luna WACC Analysis ($ in millions) Source: Risk free rate per 20yr treasury. Market and size premium per 2015 Ibbotson. Estimated pre-tax cost of debt per weighted average interest rate per company filings. Tax rate per Luna due diligence / management guidance. Financial information per Capital IQ as of 6/29/2016, company filings and Wall Street research. 5yr levered beta per Bloomberg as of 6/17/2016. Target debt to cap using company capitalization as of 6/29/2016. 49 Unlevered Beta - WACC Sensitivity Unlevered Beta 0.75x 0.80x 0.85x WACC 8.65% 8.99% 9.33%

PRIVATE AND CONFIDENTIAL Luna Perpetuity Growth Rate Analysis Illustrative Extrapolation to ‘Steady State’ Growth ($ in millions) 50 Unlevered Free Cash Flow Overview Management Extrapolation Calendar Year Ended December 31, Terminal Year1 2019E 2020E 2021E 2022E 2023E 2024E 2020E 2024E Unlevered Free Cash Flow $204 $228 $251 $271 $287 $299 $218 $288 % Growth 63% 12% 10% 8% 6% 4% 1 Terminal year free cash flow adjusted for ~$10mm difference in capex and D&A in final year of cash flow projections. Implied Perpetuity Growth Rate @ 2020E Implied Perpetuity Growth Rate @ 2020E Discount Perpetuity Growth Rate @ 2024E Rate 1.00% 1.25% 1.50% 1.75% 2.00% 8.75% 2.5% 2.7% 2.8% 3.0% 3.2% 9.00% 2.6% 2.7% 2.9% 3.0% 3.2% 9.25% 2.6% 2.8% 2.9% 3.1% 3.2% 9.50% 2.7% 2.8% 3.0% 3.1% 3.3% 9.75% 2.7% 2.9% 3.0% 3.2% 3.3%

PRIVATE AND CONFIDENTIAL Luna Unconsolidated Assets Backup Summary ($ in millions) Source: Wall Street Research, Publicly Available Data as of 6/29/2016. 1 Per Luna company filings, EPIX FY 2016 operating income of $168mm. 51 POP Analyst Value Luna Own% Val Wunderlich (5/27/2016) $618 50.0% $309 Evercore (6/05/2016) 504 50.0% 252 Evercore (CBS 6/05/2016) 238 50.0% 119 Average $453 $227 Asset Total Value Ownership Value Commentary Epix $2,000 31.2% $624 See below summary POP 453 50.0% 227 See below summary Celestial Tiger 135 16.0% 22 Per Luna mgmt. diligence Defy Media 275 15.8% 43 Per Luna mgmt. diligence, based on latest Defy financing Next Games NA 2 Per company filings (latest 10K), valued at cost Telltale Games 286 14.0% 40 Per company filings (latest 10K), valued at cost Atom Tickets 19.5% 12 Per company filings (latest 10K), valued at cost Total (excl. Market Value of Saturn) $970 Shares (mm) Price Saturn Series A Shares Owned 2.1 $28.25 $60 Saturn Series B Shares Owned 2.6 $27.97 72 Total Unconsolidated Assets $1,102 Epix Analyst Value Luna Own% Value Evercore (6/05/2016) $1,853 31.2% $578 UBS (VIAB 4/22/2016) 2,206 31.2% 688 RBC (VIAB 4/29/2016) 2,264 31.2% 706 Wedbush (VIAB 4/28/2016) 1,848 31.2% 577 LTM OIBDA Multiple @ 10x¹ 1,681 31.2% 525

PRIVATE AND CONFIDENTIAL Net Present Value of Tax Benefit Discount Perpetuity Growth Rate Rate 2.50% 2.75% 3.00% 3.25% 3.50% 8.75% $536 $555 $575 $597 $622 9.00% 511 528 547 567 588 9.25% 488 504 520 538 558 9.50% 467 481 496 513 530 9.75% 447 460 474 489 505 Luna Tax Benefit Analysis Present Value of Tax Benefits ($ in millions) 52 Net Cash Flow from Luna Tax Differential Source: Luna management. 1 Assumes tax differential of Saturn (38%) and Luna effective, per management of 15%. Net Present Value of Tax Benefit Q2 - Q4 2016 2017E 2018E 2019E 2020E Terminal Value Pre-tax Income (13) 13 176 227 229 229 Tax Differential 0 3 40 52 53 53

PRIVATE AND CONFIDENTIAL Appendix C: Synergy Analyses 53

PRIVATE AND CONFIDENTIAL

Saturn + Luna Synergy Analysis

$50 - $75mm of Cost Synergies and $50mm of Recurring Tax Synergies – Management Estimates

($ in millions)

Recurring Synergies (Low Synergies)

($ in millions)	Q2-Q4 '16E	2017E	2018E	2019E	2020E
Cost Synergies	--	$25	$50	$50	$50
Less: Integration Costs	--	(19)	(5)	--	--
EBT (incl. Integration Costs)	**$0**	**$6**	**$45**	**$50**	**$50**
Less: Taxes @ 15.0%	--	(1)	(7)	(8)	(8)
Plus: Tax Synergies	--	50	50	50	50
Unlevered Free Cash Flow	**$0**	**$55**	**$88**	**$93**	**$93**

Cost Synergy Detail

	2016 Expenses	2016 Expenses 100.0%	75.0%	66.7%
Networks Segments				
Salaries, Taxes & Benefits				
Legal	$7.7	$7.7	$5.8	$5.1
F&A	4.9	4.9	3.7	3.3
Facilities	1.0	1.0	0.8	0.7
Executive	2.4	2.4	1.8	1.6
HR	3.0	3.0	2.3	2.0
Strategy	1.1	1.1	0.8	0.7
IT - Service & Support	5.5	5.5	4.1	3.7
IT - Developers	11.1	11.1	8.3	7.4
		0.0	0.0	0.0
T&E/office expenses	1.6	1.6	1.2	1.1
Public Co Expenses	6.7	6.7	5.0	4.5
Consumer Marketing Efficiencies	7.5	7.5	5.6	5.0
Subtotal Distribution Segment	$52.5	$52.5	$39.4	$35.0
Distribution Segment				
Distribution G&A (no allocation)	$17.2	$17.2	$12.9	$11.5
Distribution Efficiencies	4.1	4.1	3.1	2.7
Subtotal Distribution Segment	$21.3	$21.3	$16.0	$14.2
Total Synergies		**$73.8**	**$55.4**	**$49.2**

Synergy Sensitivity

NPV of Synergies Components

Discount Rate	Annual Cost Synergies $50.0	$62.5	$75.0	Ann. Tax Syn. $50.0
8.50%	$464	$580	$695	$576
8.75%	449	562	674	560
9.00%	436	545	654	544
9.25%	423	529	635	529
9.50%	411	514	617	515

Total Synergy NPV

Discount Rate	Annual Cost Synergies $50.0	$62.5	$75.0
8.50%	$1,040	$1,156	$1,272
8.75%	1,009	1,121	1,234
9.00%	980	1,089	1,198
9.25%	952	1,058	1,164
9.50%	926	1,029	1,132

Source: Company management projections and Luna management projections as reviewed and approved for use by company management. Integration costs and phase-in per Luna estimates.

Note: Assumes transaction is financed with the debt contemplated by the debt financing commitment papers.

RAINE 54